UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Virginia L. Seggerman, Vice President and Controller of CDW Corporation (“CDW”), has notified CDW that she will be retiring effective immediately after CDW files its Annual Report on Form 10-K for the year ending December 31, 2014. Ms. Seggerman notified CDW of her retirement decision on January 12, 2015.

Effective upon Ms. Seggerman’s retirement, Ann E. Ziegler, CDW’s Senior Vice President and Chief Financial Officer, will assume the role of principal accounting officer.

Item 8.01.	Other Events.

Effective upon Ms. Seggerman’s retirement, Neil B. Fairfield will become Acting Controller. Mr. Fairfield has served as Director, Financial Accounting, since joining CDW on June 2, 2014. Mr. Fairfield joined CDW from HSBC Holdings plc, where he served as Senior Vice President, Corporate Finance, of HSBC North America from April 2007 to May 2014 and as Financial Controller of HFC Bank Limited in London from 2003 to 2007. Prior to HSBC Holdings plc, Mr. Fairfield was an accounting manager with JPMorganChase from 2000 to 2003 and an assistant audit manager with PwC from 1996 to 2000, both in London. Mr. Fairfield is a member of the Institute of Chartered Accountants in England & Wales and holds an FCA (the approximate equivalent of a U.S. CPA in the United Kingdom). He is a graduate of the University of Nottingham where he earned a bachelor’s degree.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: January 15, 2015	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer